UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 25, 2020

Arbor Realty Trust, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

maryland

(STATE OF INCORPORATION)

001-32136	20-0057959
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

333 Earle Ovington Boulevard, Suite 900
Uniondale, New York	11553
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(516) 506-4200

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ABR	New York Stock Exchange
Preferred Stock, 8.25% Series A Cumulative Redeemable, par value $0.01 per share	ABR-PA	New York Stock Exchange
Preferred Stock, 7.75% Series B Cumulative Redeemable, par value $0.01 per share	ABR-PB	New York Stock Exchange
Preferred Stock, 8.50% Series C Cumulative Redeemable, par value $0.01 per share	ABR-PC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 8.01 below is incorporated by reference into this Item 2.03.

Item 8.01               Other Events.

8.00% Senior Notes due 2023

On June 25, 2020, Arbor Realty Trust, Inc., a Maryland corporation (the “Company”), completed the issuance and sale of $30,250,000 aggregate principal amount of its 8.00% Senior Notes due 2023 (the “Reopened Notes”) pursuant to an Amended and Restated Note Purchase Agreement (the “Purchase Agreement”), by and among the Company, Arbor Realty Limited Partnership, a Delaware limited partnership, and the purchasers named therein, whereby the Company agreed to sell to certain purchasers and such purchasers agreed to purchase from the Company, subject to and upon the terms and conditions set forth in the Purchase Agreement, the Reopened Notes. The Company intends to use the net proceeds from the offering to repay secured indebtedness, make investments relating to its business and for general corporate purposes.

The Reopened Notes are a further issuance of, are fully fungible with, and rank equally in right of payment with and form a single series with the $40,500,000 aggregate principal amount of 8.00% Senior Notes due 2023 initially issued by the Company on April 24, 2020 (the “Initial Notes” and, together with the Reopened Notes, the “Notes”). Following this offering, the aggregate outstanding principal amount of the Notes is $70,750,000.

The Reopened Notes were offered in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Reopened Notes were offered only to persons reasonably believed to be “qualified institutional buyers” under Rule 144A and institutional accredited investors under Rule 501(a)(1), (2), (3) or (7). The Reopened Notes will not be registered under the Securities Act or the securities laws of any other jurisdiction. Unless so registered, the Reopened Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

On June 29, 2020, the Company announced the closing of the offering of the Reopened Notes disclosed in Item 2.03 and 8.01 of this Form 8-K. A copy of the press release issued is filed as Exhibit 99.1 hereto.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Exhibit
4.1	In accordance with Item 601(b)(4)(iii)(A) of Regulation S-K, certain instruments with respect to long-term debt of the registrant have been omitted but will be furnished to the Securities and Exchange Commission upon request.
99.1	Press Release, dated June 29, 2020, entitled “Arbor Realty Trust, Inc. Closes Additional $30 Million of its Senior Unsecured Notes due 2023, for a Total Issuance of $71 Million.”
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBOR REALTY TRUST, INC.

	By:	/s/ Paul Elenio
	Name:	Paul Elenio
	Title:	Chief Financial Officer

Date: June 29, 2020